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                                                                    Exhibit 23.3




                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 25, 1996 of CoreStates Financial Corp and in the related prospectus of our report dated March 16, 1994, except as to the third paragraph of Note 1 and the last paragraph of Note 16 which are as of July 19, 1994, relating to the consolidated statements of operations, changes in shareholders' equity and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993, which report appears in the 1995 Annual Report on Form 10-K of CoreStates Financial Corp.

Our report refers to a statement of the 1993 financial statements to remove certain merger-related changes and to a change in accounting for postretirement benefits other than pensions, income taxes, and certain investments in debt and equity securities in 1993.



                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP

Short Hills, New Jersey
April 24, 1996